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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Q COMM INTERNATIONAL, INC., of our report dated March 24, 2000, relating to the financial statements of QCOMM INTERNATIONAL, INC. for the year ended December 31, 1999.


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
June 1, 2000